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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                               ------------------

                                    FORM 8-K

                               -------------------




              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 28, 2000



                                EXACTIS.COM, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)



       000-27993                                         84-1359618
(Commission File Number)                    (IRS Employer Identification Number)



                       717 17TH STREET, DENVER, CO 80202
           (Address of principal executive offices including zip code)

                                  (303)675-2300
              (Registrant's telephone number, including area code)

                 707 17TH STREET, SUITE 2850, DENVER, CO 80202
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On June 28, 2000, 24/7 Media, Inc., a Delaware corporation ("24/7 Media"), and Exactis.com, Inc., a Delaware corporation ("Exactis.com"), completed a merger (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 29, 2000, by and among 24/7 Media, Evergreen Acquisition Sub Corp. and Exactis.com, whereby Exactis.com has been acquired by 24/7 Media and become a wholly-owned subsidiary of 24/7 Media (the "Acquisition"). On June 27, 2000, the stockholders of Exactis.com approved the Acquisition.

         Pursuant to the Merger and the other transactions contemplated by the Merger Agreement, each share of Exactis.com common stock, par value $0.01 per share, was converted into the right to receive 0.60 shares of 24/7 Media common stock. 24/7 Media will issue an aggregate of approximately 8,182,275 shares of 24/7 Media common stock in exchange for the shares of Exactis.com common stock and will own all of the outstanding voting securities of Exactis.com.

         24/7 Media and Exactis.com issued a joint press release announcing the completion of the Merger on June 28, 2000, a copy of which is attached hereto as
Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

      EXHIBIT NUMBER            DESCRIPTION OF DOCUMENT
      --------------            -----------------------
           99.1             Press Release dated June 28, 2000.


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                                   SIGNATURES

         Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EXACTIS.COM, INC.

                                       By: /s/ E. Thomas Detmer
                                          ------------------------------------
                                          E. Thomas Detmer, Jr.
                                          President and Chief Executive Officer

Dated: June 28, 2000


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                                INDEX TO EXHIBITS

     EXHIBIT NUMBER            DESCRIPTION OF DOCUMENT
     --------------            -----------------------
          99.1             Press Release dated June 28, 2000.